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                                                                       EXHIBIT 1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, UNLESS CORVIS CORPORATION HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO CORVIS CORPORATION TO THE EFFECT THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Warrant No.  DNI-1
Issue Date:  May 15, 2002

                                     WARRANT

     THIS CERTIFIES that, for value received Optical Capital Group, LLC or registered assigns (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from CORVIS CORPORATION, a Delaware corporation ("Corvis"), that number of fully paid and nonassessable shares of Common Stock, $.01 par value per share, calculated in accordance with the terms of Section 2 below at the exercise price (as the same may be adjusted from time to time as set forth herein, the "Exercise Price") calculated in accordance with the terms of Section 3 below.

     This Warrant is one of a series of Warrants that has been issued in accordance with that certain Agreement and Plan of Merger, dated as of January 29, 2002 (the "Merger Agreement"), by and between Corvis, Corvis' wholly owned subsidiary, Corvis Acquisition Company, Inc., a Delaware corporation ("Corvis Sub"), and Dorsal Networks, Inc., a Delaware corporation (the "Company"). Capitalized terms used in this Warrant and not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. Pursuant to the Merger Agreement, Corvis Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Corvis. Pursuant to the Merger, the Holder will receive shares of Corvis Common Stock in exchange for its shares of the Company's Capital Stock in the manner provided in the Merger Agreement. The purpose of this Warrant is to grant to the Holder the right to acquire additional shares of Corvis Common Stock in the event that any of the Corvis Options and Corvis Restricted Stock identified in Schedule II of the Merger Agreement are forfeited or terminated by the holders thereof following the Merger on the specific terms and conditions set forth herein.

     1. Exercise Period. Except as otherwise provided herein, the purchase rights represented by this Warrant are exercisable by the Holder, on two occasions, in whole or in part, at any time during the period commencing at 12:00 noon Eastern time on the first anniversary of the Closing Date (the "Exercise Commencement Date") and ending at 5:00 p.m. Eastern time on the second anniversary of the Exercise Commencement Date. (The foregoing period is herein referred to as the "Exercise Period").

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     2.   Warrant Share Number.

          (a) Calculation of Warrant Share Number. This Warrant may be exercised for a number of fully paid and nonassessable shares of Corvis Common Stock determined as follows. If, at any time during the period commencing on the Closing Date through the first anniversary of the Closing Date, any of the Corvis Options or Restricted Stock identified on Schedule II of the Merger Agreement are forfeited or terminated and are therefore no longer exercisable or owned by the holder(s) thereof (the "Terminated Options or Restricted Stock"), this Warrant shall become exercisable during the Exercise Period for a number of shares of Corvis Common Stock equal to the Holder's "Applicable Percentage" (as defined below) of the aggregate number of the Post-Merger Forfeited Shares (as defined below). Notwithstanding the foregoing, for purposes of calculating the number of Warrant Shares (as defined below) issuable hereunder, the number of Post-Merger Forfeited Shares shall not exceed a number equal to (i) One Million Five Hundred Thousand (1,500,000) (ii) less the number of additional shares of Corvis Common Stock issued under Section 1.13(a) of the Merger Agreement.

          (b) As used herein, the following terms have the meanings described below:

     "Applicable Percentage" shall mean the percentage set forth opposite the Holder's name on Schedule I attached hereto.

     "Post-Merger Forfeited Shares" shall mean the maximum number of shares of Corvis Common Stock for which the Terminated Options would have been exercisable immediately prior to their termination or forfeiture, assuming the Terminated Options were fully vested, and the number of shares of Restricted Stock actually terminated or forfeited.

     "Warrant Shares" shall mean the shares of Corvis Common Stock issuable upon exercise of the Warrant, as determined pursuant to Section 2 hereof.

     3. Exercise Price. The Exercise Price for the purchase of the Warrant Shares shall be the strike price per share as set forth in the Corvis Options which evidence the Terminated Options, as adjusted pursuant to Section 11 below. In the event that the Terminated Options have more than one strike price, the Warrant Shares issuable with respect to such Terminated Options shall have an Exercise Price identical to the strike price of the related Terminated Option. To the extent that the Warrant relates to forfeited or terminated Restricted Stock, the exercise price of the Warrant with respect thereto shall be the par value of the Restricted Stock.

     4.   Certificate as to Warrant Share Number, Exercise Price. Within twenty
(20) days after the Exercise Commencement Date, Corvis at its expense shall promptly compute the number of Warrant Shares exercisable under this Warrant and Corvis shall promptly furnish to the Holder a certificate setting forth such computation.

     5.   Exercise of Warrant.

          (a) During the Exercise Period and provided this Warrant has not been terminated, this Warrant may be exercised, in whole or in part, on two occasions only, by the

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surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the principal office of Corvis (or such other office or agency of Corvis as it may designate) and upon payment of the Exercise Price for the Warrant Shares thereby purchased or by net issuance as provided below.

               (i) Exercise by Payment of Exercise Price. Payment of the Exercise Price may be made by check or bank draft payable to the order of Corvis. If the amount of the payment received by Corvis is less than the Exercise Price, the Holder will be notified of the deficiency and shall make payment in that amount within three (3) business days. In the event the payment exceeds the Exercise Price, Corvis will refund the excess to the Holder within three (3) days of receipt.

               (ii) Exercise by Net Issuance. In lieu of payment of additional consideration, the Holder may receive Warrant Shares pursuant to Section 2 above equal to the value of this Warrant or any portion hereof by surrender of this Warrant or such portion to Corvis, and by indicating "net issue election" on the Notice of Exercise of Warrant form attached hereto, at the office of Corvis. Thereupon, Corvis shall issue to the Holder such number of Warrant Shares, as applicable (the "Net Issue Shares") computed using the following formula:

     Net Issue Shares = Number of Exercise Shares x (Fair Market Value - Exercise Price)
                        ---------------------------------------------------------------
                                                  Fair Market Value

     As used herein:

     "Number of Exercise Shares" means the number of shares of Warrant Shares covered by this Warrant in respect of which the net issue election is made pursuant to this subsection (ii).

     "Fair Market Value" means the average of the closing sales prices of the Corvis Common Stock (rounded to the nearest cent) as reported by The Wall Street Journal (or if not reported therein, any other authoritative source selected by Corvis), for the twenty (20) consecutive trading days immediately prior to the date the net issue election is made pursuant to this subsection (ii).

          (b) As a condition to the exercise of this Warrant, the Holder agrees to furnish or cause to be furnished to Corvis such documents and opinions of counsel as may reasonably be required to satisfy Corvis that the Warrant Shares may be issued to the Holder pursuant to an exemption from the registration requirements of, and otherwise in compliance with, applicable federal and state securities laws.

          (c) Upon exercise, the Holder shall be entitled to receive, promptly after payment in full or by net exercise, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein and in the Act, for the number Warrant Shares so purchased. The Warrant Shares so purchased or received shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised. Corvis may postpone for a period not to exceed thirty (30) days the time of delivery of certificates for the shares issuable upon the exercise of

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this Warrant to enable it to comply with the listing or quotation requirements of (i) any securities exchange upon which such shares may or are then contemplated to be listed, (ii) the National Association of Securities Dealers, Inc., (iii) the Act, (iv) the Securities Exchange Act of 1934, (v) any applicable rules or regulations of the Securities and Exchange Commission, or
(vi) the requirements of applicable state securities laws. Subject to Section 10, any Warrant Shares issued upon the exercise of this Warrant shall bear the restrictive legend set forth on the face of this Warrant.

          (d) Corvis covenants that all Warrant Shares will be fully paid, nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

          (e) This Warrant, or any unexercised portion thereof, shall terminate automatically upon the end of the Exercise Period.

     6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the Exercise Price per Warrant Share as then in effect.

     7. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax (or other incidental expense) in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by Corvis.

     8. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights, dividend rights or other rights as a stockholder of Corvis with respect to this Warrant or the Warrant Shares that may be exercisable hereunder prior to exercise and payment in full of the Exercise Price for the Warrant Shares in accordance with Section 5 hereof.

     9. Investment Representation. The Holder, by acceptance of this Warrant, represents and warrants to Corvis that this Warrant and all securities acquired upon its exercise of this Warrant are purchased for the Holder's own account for investment, and not with view to resale or distribution of either this Warrant or any securities purchasable upon exercise hereof.

     10. Sale or Transfer of the Warrant; Legend. Neither this Warrant nor the Warrant Shares may be sold or transferred unless either (a) they first shall been have registered under the Securities Act and all applicable state securities laws and such sale is made in accordance with, and pursuant to, such registration statement, or (b) Corvis first shall have been furnished with an opinion of legal counsel reasonably satisfactory to Corvis to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and such state securities laws. Each certificate representing any Warrant or any Warrant Shares that has not been registered and that has not been sold pursuant to an exemption that permits removal of the legend shall bear a legend referring to such restrictions on transfer, substantially in the form of the legend affixed to this Warrant. Upon the request of a Holder of a certificate representing any Warrant Shares, Corvis shall remove the foregoing legend from the certificate or issue to such Holder a new

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certificate in exchange therefor free of any transfer legend, if, with such request, Corvis shall have received either (y) an opinion of counsel reasonably satisfactory to Corvis to the effect that such legend may be removed from such certificate in full compliance with the Act and all applicable state securities laws, or (z) if Paragraph (k) of Rule 144 or a substantially similar successor rule remains in force and effect, representations from the Holder that such Holder is not then, and has not been during the preceding three (3) months, an affiliate of Corvis and that such Holder has beneficially owned the security (within the meaning of Rule 144) for two (2) years or more (or such shorter period as may then be specified in Rule 144 or such successor rule).

     11.  Adjustments.

          (a) Adjustments for Splits, Reverse Splits or Dividends. If, after the Issue Date, the outstanding capital stock of Corvis shall be subdivided, combined, by reclassification or otherwise, or in the event of any stock dividend or other distribution of stock payable with respect to the capital stock of Corvis, the Exercise Price per share and the number of Warrant Shares that thereafter becomes issuable hereunder shall be proportionately adjusted. Notwithstanding the foregoing, if a substantially equivalent adjustment was already made with respect to the number of Post-Merger Forfeited Shares and the exercise price thereof, no additional adjustment under this Section 11(a) shall be made.

          (b) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, Corvis at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Corvis shall, upon the written request, at any time, of any Holder, furnish or cause to be furnished to such Holder, a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of Warrant Shares.

     12. Reservation of Shares Issuable on Exercise of Warrant. Corvis will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, an adequate number of shares of Common Stock (or other securities, if applicable) from time to time issuable upon the exercise of this Warrant.

     13. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Corvis of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to Corvis of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, Corvis will make and deliver a new warrant of like tenor and dated as of such cancellation in lieu of this Warrant.

     14. Notices, etc. All notices and other communications from Corvis to the Holder of this Warrant shall be sent by overnight courier, facsimile or first class mail, to such address as may have been furnished to Corvis in writing by such Holder, or, until an address is so furnished, to and at the address of the last Holder of this Warrant who has so furnished an address to Corvis

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(and shall be deemed effective when received by the addressee). All communications from the Holder of this Warrant to Corvis shall be similarly transmitted to Corvis at it principal business address, or such other address as may have been furnished to the Holder in writing by Corvis.

     15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by Corvis and the Holder. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware applicable to contracts made and wholly performed in the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                        [Warrant Signature Page Follows]

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     IN WITNESS WHEREOF, Corvis has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the Issue Date set forth on the first page of this Warrant.


                                         CORVIS CORPORATION

                                         By:_____________________________
                                         Name:
                                         Title:

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                          NOTICE OF EXERCISE OF WARRANT

TO:  CORVIS CORPORATION

     (1) Pursuant to the terms of the attached Warrant, the undersigned hereby elects:

     ______ to purchase ______ shares of Common Stock of CORVIS CORPORATION (the "Company"), by the tender herewith of payment of the Exercise Price of such shares in full.

     ______ to purchase by "net issue exercise" as described in Section 5(a)(ii) of the Warrant, the number of Net Issue Shares awarded upon the undersigned's net issue election and directs that payment of the Exercise Price be made by cancellation as of the date of exercise of a portion of this Warrant having a Fair Market Value equal to the Exercise Price.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name(s) as is/are specified immediately below or, if necessary, on an attachment hereto:

         Name                                       Address

(3) In the event of partial exercise, please reissue an appropriate Warrant exercisable into the remaining Warrant Shares.

DATE:_____________________

HOLDER:________________________________________

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                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

TO:  CORVIS CORPORATION

     For value received, the undersigned hereby sells, assigns, and transfers unto ___________________________ the right represented by the within Warrant to purchase shares of the Common Stock of Corvis Corporation, as described in the Warrant, and appoints ___________________________ attorney to transfer such right on the books of Corvis Corporation with full power of substitution in the premises.

Dated:  ___________________

Printed Name: ________________________

Signature:____________________________
(Signature must conform to name of Holder as specified on the face of the Warrant)

Address: _____________________________

______________________________________


Signed in the presence of:

______________________________________

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                                   SCHEDULE I

Holder: Optical Capital Group, LLC

Applicable Percentage = 32.24%

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